Exhibit 99.2

PRESS RELEASE

Contact:	Investors/Media:
Windrose Medical Properties Trust	The Ruth Group
Fred Farrar	Stephanie Carrington/Jason Rando
President and COO	646 536-7017/7025
317 860-8213	scarrington@theruthgroup.com
jrando@theruthgroup.com

Windrose Medical Properties Trust Completes Acquisition of Medical
Office Building and Commercial Office Park for $30.4 Million as Part
of Previously Announced 22 Property Portfolio Acquisition

Indianapolis, Indiana, November 7, 2005 – Windrose Medical Properties Trust (NYSE: WRS), a self-managed specialty medical properties REIT, announced today that it has closed the acquisition of a medical office building and a commercial office park for approximately $30.4 million.  The purchase consideration for these properties includes the assumption of approximately $ 20.7 million of mortgage debt with the balance paid in cash.  The two properties are the first to close of the recently announced 22 property portfolio acquisition.  The acquisition of these two properties increases the size of Windrose’s existing portfolio by approximately 145,000 rentable square feet.  A more detailed description of the two properties is provided below:

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Southpointe Medical Center, Plantation, FL – A four-story medical office building that is located near the Westside Regional Medical Center and contains approximately 47,000 rentable square feet.  This property is currently 100% occupied.  Windrose acquired the property for $14.7 million by assuming $10.0 million in mortgage debt on this property with the balance of the purchase price paid in cash.

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Atrium Office Park, Plantation, FL – A four-building office park that is located near the Southpointe Medical Center and in proximity to Westside Regional Medical Center, and contains approximately 98,500 rentable square feet.  This property is currently 89% occupied.  Windrose acquired the property for $15.6 million by assuming $10.7 million in mortgage debt on this property with the balance of the purchase price paid in cash.

Fred S. Klipsch, Chairman and Chief Executive Officer of Windrose, stated, “We are pleased to announce the closing of these two properties representing the first properties in the 22 property portfolio we recently announced.  The closing of these two property acquisitions in such a short period of time demonstrates the desire of Windrose and the seller to close these property acquisitions as quickly as possible.  With these two properties, we have completed in excess of $127 million of acquisitions in 2005, exceeding our stated acquisition objective of $100 million in 2005.”

About Windrose
Windrose is a self-managed Real Estate Investment Trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, outpatient treatment diagnostic facilities, physician group practice clinics, ambulatory surgery centers, specialty hospitals, outpatient treatment centers and other healthcare related specialty properties.

Safe Harbor
Some of the statements in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and the Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “estimates,” “intends,” “plans,” or “projects”. Such statements include, in particular, statements about the Company’s beliefs, expectations, plans and strategies concerning the growth of the Florida healthcare market, its ability to lease medical and office properties in that market and its ability to complete the acquisition of the remaining properties it has agreed to acquire which are not based on historical facts. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the Company’s control, which may cause its actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include financial performance and condition of lessees, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, the Company’s ability to finance its operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings the Company makes with the Securities and Exchange Commission. The forward-looking statements contained herein represent the Company’s judgment as of the date hereof and readers are cautioned not to place undue reliance on such statements. Windrose does not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.